UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 26, 2007

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 26, 2007, we entered into an Equity Distribution Agreement with UBS Securities LLC (“UBS”).  The Equity Distribution Agreement provides that we may offer and sell shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $35,000,000 (the “Shares”) from time to time through UBS, as sales agent.  In exchange for its services as sales agent, we will pay UBS a commission equal to 4% of the first $15,000,000 of gross sales price of the Shares sold and 3% of any gross sales price of the Shares sold in excess of $15,000,000.  Under the terms of the Equity Distribution Agreement, we may also sell Shares from time to time to UBS as principal for its own account at a price to be agreed upon at the time of sale.  Any sale of Shares to UBS as principal would be pursuant to the terms of a separate terms agreement substantially in the form attached as Annex I to the Equity Distribution Agreement. The terms of the Equity Distribution Agreement do not obligate us to sell any minimum number of Shares through or to UBS.

The Equity Distribution Agreement is filed as Exhibit 1.1 to this report, and the description of the Equity Distribution Agreement is qualified in its entirety by reference to such exhibit. This report also incorporates by reference the Equity Distribution Agreement into the shelf registration statement on Form S-3, as amended [Registration No. 333-146537] previously filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired - None

(b)           Pro Forma Financial Information - None

(c)           Shell Company Transactions - None

(d)           Exhibits:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 26, 2007, between us and UBS Securities LLC, including the form of Terms Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIS TECHNOLOGIES LTD.

Dated: November 28, 2007	By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Deputy Chairman and Chief Operating Officer